Exhibit 4.1

 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE  AUTHORIZED: 100,000,000 COMMON SHARES, $0.0001 PAR VALUE PER SHARE  This Certifies That  SPECIMEN  is the owner of  CUSIP 92823T 10 8  SEE REVERSE FORCERTAIN DEFINITIONS  Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 Par Value Per Share of  VirnetX Holding Corporation  transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsedor assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and tothe Articles of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is notvalid until countersigned by the Transfer Agent.  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimilesignatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.            Dated:  n  2000  PRESIDENT SECRETARY

VirnetX Holding Corporation

CORPORATE STOCK TRANSFER, INC.

TRANSFER FEE: AS REQUIRED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors

Act ______________________________
(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED, ______________________________ hereby sell, assign and transfer unto

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

____

____

____

______________________________ Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

______________________________ Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:__________________ 20_______,

Signature: X______________________________

Signature(s) Guaranteed:

Signature: X______________________________

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.